Exhibit 10.49

                 NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.

                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT, dated as of October 14, 2002, by and between NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC., a Delaware corporation with an office and place of business at 26 Harbor Park Drive, Port Washington, New York 11050 (the "Company"), and BERT E. BRODSKY, who resides at South Road, Harbor Acres, Sands Point, New York 11050 (the "Executive").

                                    RECITALS:

     A. The Company is engaged in providing comprehensive prescription benefit management services to the general commercial market.

     B. The Company wishes to assure itself of the services of the Executive for the period provided in this Agreement, and the Executive is willing to serve in the employ of the Company, except for other disclosed obligations and investments, for said period, and upon the other terms and conditions hereinafter provided.

                                   AGREEMENT:

1 TERM OF EMPLOYMENT.

     1.1 The Company hereby employs the Executive, and the Executive hereby accepts employment with the Company, all in accordance with the terms and conditions hereof, for a term of one (1) year (the "Employment Period") commencing on the Commencement Date (as defined in Subsection 1.2 hereof). This Agreement shall automatically be renewed for successive additional terms of one
(1) year each (upon the expiration of the Term). The term and each renewal term shall be subject to the right of the Company to terminate this Agreement by giving not less than ninety (90) days written notice of termination to the Executive, such termination to be effective at the conclusion of such renewal term.

     1.2 As used in this Agreement, the term "Commencement Date" shall mean July 1, 2002.

2.  DUTIES.

     During the Employment Period, the Executive shall be employed by the Company and shall serve as its Executive Chairman of the Board and shall perform such duties and have such powers relating to the Company as shall from time to time be assigned to him by the Board of Directors of the Company. Notwithstanding the foregoing, the Executive may, with or without the consent of the Company, perform duties for entities other than the Company on a part-time basis, provided, however that such duties do not interfere with the Executive's obligations under this Agreement.

3.  COMPENSATION.

     3.1 As full compensation for his services and undertakings pursuant to this Agreement, the Executive shall receive a salary per year equal to Executive's current salary under Executive's Employment Agreement dated July 1 1999, as amended, with the Company, subject to adjustments from time to time as may be determined in the sole discretion of the Compensation Committee of the Company. Such salary shall be payable in equal monthly installments or other more frequent installments in accordance with the regular pay policies of the Company. In addition, the Executive shall be entitled to receive such bonus or incentive compensation and salary increases as the Board of Directors of the Company may, on the basis of the Company's performance or other reasonable criteria, deem appropriate provided the same is approved by the Compensation Committee of the Company.

     3.2 During the Employment Period, the Executive shall also be (a) provided with a full-time use of a Company automobile (b) entitled to five (5) weeks paid vacation annually and (c) entitled to participate in group medical insurance and other benefits or programs of the Company hereafter established and made available by the Company to its Executives. Premiums regarding medical insurance and other benefits or programs of the Company shall be paid for by the Company

     3.3 The Company shall deduct from the Executive's salary, bonus or incentive compensation any federal, state or city withholding taxes, social security contributions and any other amounts which may be required to be deducted or withheld by the Company pursuant to any federal, state or city laws, rules or regulations.

     3.4 The Company shall reimburse the Executive, or cause him to be reimbursed, for all reasonable out-of-pocket expenses incurred by him in the performance of his duties hereunder or in furtherance of the business and/or interest of the Company, provided, however, that the Executive shall have previously furnished to the Company an itemized account, satisfactory to the Company, in substantiation of such expenditures.

4. OPTIONS.

     4.1 From time to time and at the discretion of the Board of Directors, the Executive may be granted options to purchase shares of the Company's common stock, which may be exercised in accordance with the terms of the Company's option plans.

     4.2 The Company shall hold Executive harmless from any golden parachute tax imposed by any federal, state or local taxing authority as a result of any of the payments made pursuant to this Agreement, including any Stock Options granted to Executive by the Company. Payment of such golden parachute tax plus any additional taxes imposed as a result of the payment by the Company of such golden parachute tax, shall be made at the time Executive is required to pay such golden parachute tax. Executive agrees to cooperate fully with the Company in any protest or appeal by the Company in the event of the imposition of such golden parachute tax.

5.  TERMINATION.

     5.1 If the Executive dies or becomes disabled during the Employment Period, his salary and all other rights under this Agreement shall continue for the remaining Employment Period subsequent to the date of the occurrence of such death or disability. For the purposes of this Agreement, the Executive shall be deemed to be "disabled" if he has been unable to perform his duties for six consecutive months or nine months in any twelve-month period, all as determined in good faith by the Board of Directors of the Company. Notwithstanding the definition of disabled contained in the preceding sentence, in the event that the Executive is receiving disability insurance benefits during any period prior to termination of this Agreement as provided in this Section 5.1, the Executive's salary shall be reduced by an amount equal to such disability insurance benefits during such period.

     5.2 Company may terminate this Agreement without cause by delivering to Executive written notice of same four (4) weeks prior to such effective date of termination. Executive shall be entitled to severance pay for the balance of the Employment Period based on the annual rate of compensation in effect at the time
of  termination   or  one  year's   compensation,   whichever  is  greater.

6.   NON-COMPETITION.

     The  Executive  covenants  and agrees  that  during his  employment  by the
Company, and for a period of one (1) year following the termination for any reason of such employment, he shall not, either directly or indirectly, without the prior written consent of the Company, on his own behalf or in the service or on behalf of others serve anywhere in the United States as an owner, manager, stockholder (except as a holder of no more than l% of the issued and outstanding stock of a publicly traded company), consultant, director, officer or employee of any business entity that provides, develops or sells prescription PBM Services that are similar to or competitive to those provided, offered or sold by the Company; and for a period of two years following the termination for any reason of such employment the Executive shall not, either directly or indirectly
(i) solicit or divert or appropriate to or for any competing business, or (ii) attempt to solicit, divert or appropriate to or for any competing business, any PBM Services offered, sold or provided by the Company to or from those entities who are now clients of the Company, joint venturers, or partners with the Company or parties to which Company has submitted a proposal to offer any products or services to customers of Third Party Clients within six (6) months prior to such termination. As used herein, "Third Party Clients" shall mean those institutions and businesses whose clients, customers or members are solicited by the Company for the purchase of PBM services. As used herein, "PBM Services" shall mean services associated with the prescription benefit management business, including but not limited to: (i) claims administration,
(ii) establishment and administration of a pharmacy network and benefits, (iii) mail order pharmacy services (by phone, fax or internet), (iv) drug utilization review, (v) disease state management and delivery of specialty pharmacy benefits, (vi) formulary creation al1d administration, (vii) rebate negotiation and administration, and (viii) therapeutic substitution programs.

7. WAIVERS.

     A waiver by the Company or the Executive of a breach of any of the provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

8. BINDING EFFECT; BENEFITS.

     This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any corporation or other business organization with which the Company may merge or consolidate or to which it may transfer substantially all of its assets. Insofar as the Executive is concerned, this Agreement, being personal, cannot be assigned.

9. NOTICES.

     All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given or made when delivered in person or four (4) days after dispatch by registered or certified mail, postage paid, return receipt requested, to the party to whom the same is so given or made, to the address of such party hereinabove set forth.

10. ENTIRE AGREEMENT; AMENDMENTS; SURVIVAL COVENANTS.

     This Agreement contains the entire Agreement, and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be waived, changed, amended, modified or discharged orally, but only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge is sought. The covenants of the Executive contained in Sections 6, 7 and 8 (insofar as they relate to the Employment Period) of this Agreement shall survive the termination of the Employment Period.

11.      HEADINGS.

     The headings contained in this Agreement are for reference purposes only and shall not affect the construction or interpretation of this Agreement.

12.      SEVERABILITY.

     The invalidity of all or any part of any Section of this Agreement shall not render invalid the remainder of this Agreement or the remainder of such Section. If any provision of this Agreement is so broad as to be enforceable, such provisions shall be interpreted to be only so broad as is enforceable.

13.      COUNTERPARTS.

     This Agreement may be executed in any number of counterparts, each of which shall, when executed, be deemed to be an original, but all of which together shall constitute one and the same instrument.


14.      GOVERNING LAW.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles relating to conflict of laws.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                     NATIONAL MEDICAL HEALTH CARD
                                     SYSTEMS, INC.




                                     By:
                                         -------------------------------------
                                         James Bigl
                                         President and Chief Executive Officer




                                     By:
                                          ------------------------------------
                                          Bert E. Brodsky